Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 06, 2022, in Post – Effective Amendment No. 1 to the Registration Statement (Form F-1 No. 333-262129) and related Prospectus of OceanPal Inc. for the registration of up to 14,474,000 Shares of Common Stock Underlying Previously Issued Class A Warrants.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.
Athens, Greece
April 06, 2022